Exhibit 23.4
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

December 21, 2007

SandRidge Energy, Inc.
1601 Northwest Expressway
Suite 1600
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement S-8 of the name DeGolyer and MacNaughton, references to DeGolyer and MacNaughton, and information contained in our “Appraisal Report as of December 31, 2005 on Certain Properties owned by Riata Energy SEC Price Case,” “Appraisal Report as of December 31, 2005 on Certain Properties owned by PetroSource Energy Company,” “Appraisal Report as of December 31, 2005 on Certain Properties owned by Riata Energy Gungoll Acquisition,” “Appraisal Report as of December 31, 2005 on Certain Properties owned by NEG Operating LLC SEC Case,” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by PetroSource Energy Company” in the Registration Statement on Form S-1 of SandRidge Energy, Inc. (including any amendments thereto, collectively referred to hereinafter as “Form S-1”) and in the notes to the financial statements included in the Form S-1. We are able to verify that the reserves listed for PetroSource in the table on Page 69 of the Form S-1 are the same as these listed in our Report titled “Appraisal Report as of December 31, 2006 on Certain Properties owned by PetroSource.”

Very truly yours,

DeGOLYER and MacNAUGHTON